Exhibit 99.1

ArcLight Clean Transition Corp. Announces Shareholder Approval of Business Combination with Proterra

BOSTON and BURLINGAME, Calif., June 11, 2021 - ArcLight Clean Transition Corp. (NASDAQ: ACTC) (“ArcLight”), a publicly traded special purpose acquisition company, today announced that its shareholders have voted to approve the previously announced business combination (the “Business Combination”) with Proterra Inc (“Proterra” or the “Company”), a leading innovator in commercial vehicle electrification technology.

Subject to the satisfaction of certain other closing conditions, the business combination is expected to close on June 14, 2021, after which Proterra’s common stock and warrants are expected to begin trading on Nasdaq on June 15, 2021 under the new ticker symbols “PTRA” and “PTRAW.”

ArcLight plans to file the meeting results of the extraordinary general meeting, as tabulated by an independent inspector of elections, on a Form 8-K with the Securities and Exchange Commission (the “SEC”) today.

About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, visit: http://www.proterra.com and follow us on Twitter @Proterra_Inc.

About ArcLight Clean Transition Corp.

ArcLight Clean Transition Corp., led by Chairman Daniel Revers and President and Chief Executive Officer Jake Erhard, focuses on market leading companies that facilitate the decarbonization of industrial, government and consumer segments, targeting large addressable markets with differentiated technology and sustainable competitive advantages that enable the creation of substantial long-term value for shareholders. ArcLight prioritizes companies led by experienced management teams that embrace the potential to utilize ArcLight’s industry experience to maximize the value to shareholders.

Additional Information

In connection with the Business Combination, the Registration Statement on Form S-4 (File No. 333-252674) (the “Registration Statement”) which includes the related proxy statement and prospectus of ArcLight with respect to the Extraordinary General Meeting, has been declared effective by the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that ArcLight has or will send to its shareholders in connection with the transactions contemplated by the Business Combination.  ArcLight’s shareholders and other interested persons are advised to read the Registration Statement and the related proxy statement/prospectus and any documents filed in connection therewith, as these materials will contain important information about Proterra, ArcLight, and the Business Combination. The definitive proxy statement and related materials have been mailed to ArcLight’s shareholders who were holders of record as of May 4, 2021. The documents filed by ArcLight with the SEC may also be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by ArcLight may be obtained free of charge from ArcLight at https://www.arclightclean.com or by directing a request to: ArcLight Clean Transition Corp., 200 Clarendon Street, 55th Floor, Boston, MA 02116.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

Proterra

For Media

Shane Levy

Proterra Corporate Communications

PR@proterra.com

Ed Trissel / Kate Thompson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

For Investors

Aaron Chew

Vice President of Investor Relations, Proterra

ir@proterra.com

650-231-4110

ArcLight

Marco F. Gatti

mgatti@arclightcapital.com

617-531-6369